TENTH AMENDMENT TO THE

CUSTODY AGREEMENT

THIS TENTH AMENDMENT dated as of the last date on the signature block, to the Custody Agreement dated as of July 18, 2018, as amended (the "Agreement") is entered into by and between Mutual Fund Series Trust, an Ohio business trust (the “Trust”), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties desire to amend Exhibit B of the Agreement to update the funds list to add Eventide Large Cap Focus Fund; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B to the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

MUTUAL FUND SERIES TRUST U.S. BANK NATIONAL ASSOCIATION

By: /s/ Michael Schoonover__________ By: /s/Michael Barolsky________________

Name: Michael Schoonover____________ Name: Michael D. Barolsky_____________

Title: President_____________________ Title: Senior Vice President______________

Date: 06/03/2022____________________ Date: 6/03/2022_______________________

1

EXHIBIT B

to the Custody Agreement

Separate Series of the Mutual Fund Series Trust

Name of Series without bank loan custody

AlphaCentric Robotics and Automation Fund
AlphaCentric Premium Opportunity Fund
AlphaCentric Income Opportunities Fund
AlphaCentric SWBC Municipal Opportunities Fund AlphaCentric Symmetry Strategy Fund AlphaCentric LifeSci Healthcare Fund AlphaCentric Strategic Income Fund
Catalyst Dynamic Alpha Fund
Catalyst/Millburn Dynamic Commodity Strategy Fund
Catalyst/Warrington Strategic Program Fund
Catalyst Insider Buying Fund Catalyst Insider Income Fund
Catalyst Energy Infrastructure Fund
Catalyst Income & Multi-Strategy Fund
Catalyst Pivotal Growth Fund
Catalyst NASDAQ-100 Hedged Equity Fund
Catalyst Buffered Shield Fund
Catalyst/Lyons Tactical Allocation Fund
Catalyst/MAP Global Balanced Fund
Catalyst/MAP Global Equity Fund
Catalyst/Millburn Hedge Strategy Fund
Catalyst/SMH High Income Fund
Catalyst/SMH Total Return Income Fund
Catalyst/Stone Beach Income Opportunity Fund (to be called the Catalyst Interest Rate Opportunity Fund effective 6/15/2022) Catalyst Enhanced Income Strategy Fund
Catalyst Systematic Alpha Fund
Day Hagan Smart Value Fund
Empiric 2500 Fund
Eventide Gilead Fund
Eventide Dividend Opportunities Fund
Eventide Healthcare & Life Sciences Fund
Eventide Multi-Asset Income Fund Eventide Large Cap Focus Fund
Eventide Limited-Term Bond Fund
Eventide Exponential Technologies Fund
Eventide Core Bond Fund
JAG Large Cap Growth Fund

2

Name of Series with bank loan custody

Catalyst/CIFC Floating Rate Income Fund

3

EXHIBIT C to the Custody Agreement – the Mutual Fund Series Trust

Custody Services Fee Schedule at December 2020

Annual Fee Based Upon Market Value per Fund*

0.50 basis points on average daily market value of all long securities and cash held in the portfolio

Minimum annual fee per fund – $3,000

Plus portfolio transaction fees

Portfolio Transaction Fees

▪	$ 2.00 – Book entry DTC transaction, Federal Reserve transaction, principal paydown for the EAVOL NASDAQ-100 Volatility Overlay Fund (Catalyst Fund)
▪	$ 3.00 – Book entry DTC transaction, Federal Reserve transaction, principal paydown for all other funds
▪	$ 4.00 – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
▪	$ 4.00 – Option/SWAPS/future contract written, exercised or expired
▪	$15.00 – Mutual fund trade, Margin Variation Wire and outbound Fed wire
▪	$50.00 – Physical security transaction
▪	$ 5.00 – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Securities Lending and Money Market Deposit Account (MMDA)

▪	Negotiable

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

▪	Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
▪	$150 per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
▪	Class Action Services – $25 filing fee per class action per account, plus 2% of gross proceeds, up to a maximum per recovery not to exceed $2,000.
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

4

Loan Custody Fee Schedule at November 2019

Acceptance Fees: $3,000

Annual Administration Fee Based Upon Market Value: $12,000

Services included:

- Create a database for the loan portfolio

- Track loan positions and record payments

- Process loan agent notices and update loan facilities accordingly

- Provide a report in Microsoft excel for all loan transactions and loan positions

- Provide online access to loan positions and transactions in our database.

Miscellaneous fees:

•	Counsel Fees
•	Travel
•	Postage
•	Disbursement

Extraordinary fees are payable to the Custodian for duties or responsibilities not expected to be incurred at the outset of the transaction, not routine or customary, and not incurred in the ordinary course of Business. Payment of extraordinary fees is appropriate where particular inquiries, events or developments are unexpected, even if the possibility of such things could have been identified at the inception of the transaction. We do reserve the right to amend our fees following a review of final documents if any material additional responsibilities are identified.

5

Global Sub-Custodial Services Annual Fee Schedule

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

▪	1 – 25 foreign securities – $500; 26 – 50 foreign securities – $1,000; Over 50 foreign securities – $1,500
▪	Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
▪	For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses

▪	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.
▪	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
▪	SWIFT reporting and message fees.

6